EXHIBIT 23.2

DALE MATHESON Robert J. Burkart, Inc. James F. Carr-Hilton, Ltd.
CARR-HILTON LABONTE Alvin F. Dale, Ltd. Peter J. Donaldson, Inc.
Chartered Accountants Wilfred A. Jacobson, Inc. Reginald J. Labonte, Ltd.
Robert J. Matheson, Inc. Fraser G. Ross, Ltd.
Brian A. Shaw, Inc. Anthony L. Soda, Inc.

January 9, 2006

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.,

Washington DC 20549

Re: Comtrix, Inc. -Form SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated January 6, 2006, of the following:

Our report to the Stockholders and Board of Directors of Comtrix, Inc. dated October 5, 2005 on the financial statements of the Company as at August 31, 2005 and the statements of operations, changes in stockholders' equity and cash flows for the period from February 2, 2005 (inception) to August 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

/s/ Dale Matheson Carr-Hilton LaBonte

Dale Matheson Carr-Hilton LaBonte

Chartered Accountants

Vancouver, British Columbia

A MEMBER OF MMGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTS AND BUSINESS ADVISORS

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